Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
(AS OF MARCH 1, 2022)

Name of Subsidiary	State/Jurisdiction of Incorporation/Organization	Other Names under which Subsidiary Does Business
German American Bank	Indiana	Citizens Union Bank, a division of German American Bank
GAB Investment Company, Inc.	Nevada
GAB Investment Center, Inc.	Nevada
GAB Investments, LLC	Nevada
GAB Capital Funding Corp.	Nevada
GAB Funding Corp.	Maryland
First Title Insurance Company	Indiana
GABC Leasing, Inc.	Indiana
GABC Holdings, Inc.	Indiana
GABC Development Corporation	Indiana
German American Investment Services, Inc.	Indiana
German American Insurance, Inc.	Indiana
Allied Premium Finance Company	Indiana
GABC Risk Management, Inc.	Nevada
German American Reinsurance Company, Ltd.	Turks and Caicos Islands
Financial Services of Southern Indiana, Inc.	Indiana
ACB Capital Trust I	Delaware
ACB Capital Trust II	Delaware
Madison 1st Service Corporation	Indiana
RIVR Statutory Trust I	Connecticut
FS Realty Holding, LLC	Indiana
Citizens First Statutory Trust I	Delaware
CUB Title Company, LLC	Kentucky
CUB St. Denis, LLC	Kentucky
SM 2013, LLC	Kentucky
EQP 2011, LLC	Kentucky
CUB Investments, Inc.	Kentucky	BUC Investments, Inc.
CUB Capital Trust I	Delaware
CUB Capital Trust II	Delaware